EXHIBIT 99.1

                           THE TIMES MIRROR COMPANY

         Times Mirror is engaged principally in the newspaper publishing, professional information and consumer media businesses. Times Mirror publishes the LOS ANGELES TIMES, NEWSDAY, THE BALTIMORE SUN, THE HARTFORD COURANT, THE MORNING CALL, THE (STAMFORD) ADVOCATE, GREENWICH TIME and several smaller newspapers. Through its subsidiaries, Times Mirror also provides professional information to the legal, aviation, health science and consumer health markets, publishes books, journals and magazines and also provides training information and services. Books, journals and other material published, as well as services provided, by Times Mirror subsidiaries include Matthew Bender legal products and services; Mosby-Year Book medical and allied health books and journals; Jeppesen Sanderson flight information aeronautical charts and pilot training materials; and technical and professional training programs and materials. Through Times Mirror Magazines, the Company also publishes a number of special interest and trade magazines such as FIELD & STREAM, POPULAR SCIENCE, OUTDOOR LIFE, GOLF MAGAZINE, TODAY'S HOMEOWNER and SKI MAGAZINE.

         Times Mirror is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In accordance therewith it files reports and other information with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange Inc. and the Pacific Stock Exchange, relating to its business and financial condition and other matters. Information, as of specified dates, concerning its directors and officers, their remuneration,options granted to them, the principal holders of Times Mirror's securities and any material interest of such persons in transactions with Times Mirror is disclosed in proxy statements distributed to Times Mirror's shareholders and filed with the SEC and the New York Stock Exchange Inc. Such reports, proxy statements and other information should be available for inspection at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the SEC's customary charges. Such material also should be available for inspection at the library of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York.

         The name, business address and principal occupation of each of Times Mirror's directors and executive officers, as well as certain other persons who may be deemed to control Times Mirror are set forth below in Sections I and II of this Exhibit 1. All such persons are citizens of the United States. The business address of each of the executive officers of Times Mirror, except as stated below, is 220 West First Street, Los Angeles, California 90012. In addition to the directors and officers of Times Mirror, there are certain other persons known to the Company to beneficially own more than 5% of the outstanding shares of the equity securities of the Company and may be deemed to control Times Mirror. These persons are Chandler Trusts Nos. 1 and 2 (the "Chandler Trusts") and Chandis Securities Company (see Section III below).

         Neither Times Mirror nor any of its executive officers, directors or controlling persons has during the past 5 years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding resulting in a judgment, decree or final order enjoining such person from future violations of or prohibiting activities subject to federal or state securities laws or finding any violation of any such law by such person.




I.  DIRECTORS OF THE TIMES MIRROR COMPANY

C. Michael Armstrong          Principal Occupation and Business Address:
                              Chairman of the Board and Chief Executive
                              Officer, Hughes Electronics Corporation, 7200
                              Hughes Terrace, Westchester, California
                              90045, a designer and manufacturer of
                              advanced electronic systems.

Gwendolyn Garland Babcock     Principal Occupation and Residence Address:
                              Private investor.  1575 Circle Drive, San
                              Marino, California 91108.

Donald R. Beall               Principal Occupation and Business Address:
                              Chairman of the Board and Chief Executive
                              Officer, Rockwell International Corporation,
                              2201 Seal Beach Boulevard, Seal Beach,
                              California 90740, a leading provider of
                              technology solutions in the industrial
                              automaton, semiconductor systems, avionics and communications systems and automotive component systems.

John E. Bryson                Principal Occupation and Business Address:
                              Chairman of the Board and Chief Executive
                              Officer, Edison International Company and its largest subsidiary, Southern California
                              Edison Company, 2244 Walnut Grove Avenue,
                              Rosemead, California 91770, a public utility.

Bruce Chandler                Principal Occupation and Residence Address:
                              Private investor.  1600 South Bayfront,
                              Balboa Island, California 92662.

Otis Chandler                 Principal Occupation and Business Address:
                              Owner, The Vintage Museum of Transportation and Wildlife, 1421 Emerson Avenue, Oxnard,
                              California 93033.

Robert F. Erburu              Retired, The Times Mirror Company.

Clayton W. Frye, Jr.          Principal Occupation and Business Address:
                              Senior Associate, Laurance S. Rockefeller, responsible for overseeing and directing Mr.
                              Rockefeller's business, real estate and
                              investment interests, 30 Rockefeller Plaza,
                              Room 5600, New York, New York 10112.

Dr. Alfred E. Osborne, Jr.    Principal Occupation and Business Address:
                              Director, the Harold Price Center for
                              Entrepreneurial Studies and Associate
                              Professor of Business Economics, the Anderson
                              School at the University of California at Los
                              Angeles, 405 Hilgard Avenue, Los Angeles,
                              California 90095. Dr. Osborne is also an independent general partner of Technology
                              Funding Venture Partners,  a company
                              registered under the 1940 Investment Company
                              Act.

Joan A. Payden                Principal Occupation and Business Address:
                              Founder, President and Chief Executive
                              Officer, Payden & Rygel, 333 South Grand
                              Avenue, Los Angeles, California 90071, an investment management firm registered under the 1940 Investment Company Act which manages domestic and global fixed-income portfolios.

William Stinehart, Jr.        Principal Occupation and Business Address:
                              Attorney-at-Law and Partner in the law firm of Gibson, Dunn & Crutcher LLP, 333 South
                              Grand Avenue, Los Angeles, California 90071.

Harold M. Williams            Principal Occupation and Business Address:
                              President and Chief Executive Officer, the J.
                              Paul Getty Trust,  1200 Getty Federal Drive,
                              Los Angeles, California 90049, a charitable trust devoted to the arts and humanities.

Warren B. Williamson          Principal Occupation and Business Address:
                              Chairman and Chief Executive Officer, Chandis
                              Securities Company, 350 West Colorado
                              Boulevard, Pasadena, California 91105,
                              administrator of the Chandler Trusts; and, Chairman of the Board of Trustees of the Chandler Trusts.

Dr. Edward Zapanta            Principal Occupation and Business Address:
                              Medical Doctor in private practice,  1605
                              South Hope Street, Suite 100, South Pasadena,
                              California 91030.  Dr. Zapanta is also Senior
                              Medical Director of HealthCare Partners
                              Medical Group.


SECTION II.  OFFICERS OF THE TIMES MIRROR COMPANY

UNLESS OTHERWISE INDICATED, THE PRESENT PRINCIPAL BUSINESS ADDRESS FOR EACH OF THE FOLLOWING INDIVIDUALS IS AS FOLLOWS: C/O THE TIMES MIRROR COMPANY, 220 WEST FIRST STREET, LOS ANGELES, CALIFORNIA 90012.

Mark H. Willes                Chairman of the Board, President and Chief
                              Executive Officer

Richard T. Schlosberg III     Executive Vice President; Publisher and Chief
                              Executive Officer, the LOS ANGELES TIMES

James R. Simpson              Senior Vice President, Human Resources

E. Thomas Unterman            Senior Vice President and Chief Financial
                              Officer

Donald F. Wright              Senior Vice President, Eastern Newspapers

Horst A. Bergmann             Vice President; President and Chief Executive
                              Officer, Jeppesen Sanderson & Co. and Times
                              Mirror Training, Inc.

C. Shelby Coffey III          Vice President; Editor and Executive Vice
                              President, the LOS ANGELES TIMES

Kathryn M. Downing            Vice President; President and Chief Executive
                              Officer, Matthew-Bender and Mosby-Year Book

Debra A. Gastler              Vice President, Taxes

Bonnie Guiton Hill            Vice President; President and Chief Executive
                              Officer, The Times Mirror Foundation

Raymond A. Jansen             Vice President; Publisher, NEWSDAY

Mary E. Junck                 Vice President; Publisher and Chief Executive
                              Officer, THE BALTIMORE SUN

Kathleen G. McGuinness        Vice President, Secretary and General Counsel

Stephen C. Meier              Vice President, Public and Government Affairs

Roger H. Molvar               Vice President and Controller

Steven J. Schoch              Vice President and Treasurer

Michael E. Waller             Vice President; Publisher, THE HARTFORD
                              COURANT

Efrem Zimbalist III           Vice President; President, Times Mirror
                              Magazines


III.  OTHER PERSONS DEEMED TO CONTROL TIMES MIRROR

          Chandis Securities Company is a California corporation ("Chandis Securities"), which administers the Chandler Trusts (defined below). Chandis Securities owns, as of March 10, 1997, 8,581,432 shares (13%) shares of Series A Common Stock of Times Mirror; 9,656,432 shares (36%) of Series C Common Stock of Times Mirror; and 380,972 shares (46.25%) of the Cumulative Redeemable Preferred Stock, Series A ("Series A Preferred Stock") of Times Mirror, which is a nonvoting stock.

         The Chandler Trusts are comprised of two trusts, Chandler Trust No. 1 and Chandler Trust No. 2 (collectively, the "Chandler Trusts"). Chandler Trust No. 1 beneficially owns, as of March 10, 1997, 9,371,528 shares (14%) of the outstanding shares of Series A Common Stock of Times Mirror; 9,371,528 shares (35%) of the outstanding shares of Series C Common Stock of Times Mirror; and 391,525 shares (47.55%) of the Series A Preferred Stock of Times Mirror. Chandler Trust No. 2 beneficially owns, as of March 10, 1997, 715,586 shares (1%) of the outstanding shares of Series A Common Stock of Times Mirror; 1,729,286 shares (6%) of the outstanding shares of Series C Common Stock of Times Mirror; and 51,071 shares (6.20%) of the Series A Preferred Stock of Times Mirror. In addition, Chandler Trust No. 2 owns substantially all the outstanding stock of Chandis Securities. The amounts stated above as owned by the Chandler Trusts include the holdings of Chandis Securities Company.

         The Trustees of the Chandler Trusts include four of Times Mirror's directors: Gwendolyn Garland Babcock, Bruce Chandler, William Stinehart, Jr. and Warren B. Williamson. The three other Trustees are Camilla Chandler Frost, Douglas Goodan and Judy C. Webb. The Trustees and other of their relatives are the beneficiaries of the Chandler Trusts. The Chandler Trusts, their Trustees and the general family group of which they are members may be deemed to be "parents" of Times Mirror within the meaning of the Securities Act of 1933, as amended. The name, address and principal occupation of each of the Trustees of the Chandler Trusts and each of the directors and officers of Chandis Securities Company and, where applicable, the name and address of the organization at which each such person carries on his or her principal occupation, are set forth below.

    Neither Chandis Securities, nor any of its executive officers, directors or controlling persons, nor the Chandler Trusts, nor any of its Trustees has during the past five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding resulting in a judgment, decree or final order enjoining such person from future violations of or prohibiting activities subject to federal or state securities laws or finding any violation of any such law by such person.


DIRECTORS OF CHANDIS SECURITIES COMPANY

Gwendolyn Garland Babcock     Principal Occupation and Residence Address:
                              Private investor.  1575 Circle Drive, San
                              Marino, California 91108.

Bruce Chandler                Principal Occupation and Residence Address:
                              Private investor.  1600 South Bayfront,
                              Balboa Island, California 92662.

Camilla Chandler Frost        Principal Occupation and Business Address:
                              Secretary-Treasurer, Chandis Securities
                              Company, 350 West Colorado Boulevard,
                              Pasadena, California 91105.

Douglas Goodan                Principal Occupation and Residence Address:
                              Private investor, 2550 Aberdeen Avenue, Los
                              Angeles, California 90027.

Harry C. Kirkpatrick          Principal Occupation and Business Address:
                              Rancher, 9641 Spring Valley Road, Marysville,
                              California 95901.

William Stinehart, Jr.        Principal Occupation and Business Address:
                              Attorney-at-Law and Partner in the law firm of Gibson, Dunn & Crutcher, LLP, 333 South
                              Grand Avenue, Los Angeles, California 90071.

Judy C. Webb                  Principal Occupation and Residence Address:
                              Private investor, 19 Leeward Road, Belvedere,
                              California 94920.

Warren B. Williamson          Principal Occupation and Business Address:
                              Chairman and Chief Executive Officer, Chandis
                              Securities Company, 350 West Colorado
                              Boulevard, Pasadena, California 91105,
                              Administrator of the Chandler Trusts; and, Chairman of the Board of Trustees of the Chandler Trusts.


OFFICERS OF CHANDIS SECURITIES COMPANY

UNLESS OTHERWISE INDICATED, THE PRINCIPAL BUSINESS ADDRESS FOR EACH OF THE
FOLLOWING INDIVIDUALS IS AS FOLLOWS:   C/O CHANDIS SECURITIES COMPANY, 350
WEST COLORADO BOULEVARD, PASADENA, CALIFORNIA 91105

Warren B. Williamson          Chairman of the Board

Douglas Goodman               Vice President

Camilla Chandler Frost        Secretary-Treasurer



TRUSTEES OF THE CHANDLER TRUSTS

Gwendolyn Garland Babcock     Principal Occupation and Residence Address:
                              Private investor.  1575 Circle Drive, San
                              Marino, California 91108.

Bruce Chandler                Principal Occupation and Residence Address:
                              Private investor.  1600 South Bayfront,
                              Balboa Island, California 92662.

Camilla Chandler Frost        Principal Occupation and Business Address:
                              Secretary-Treasurer, Chandis Securities
                              Company, 350 West Colorado Boulevard,
                              Pasadena, California 91105.

Douglas Goodan                Principal Occupation and Residence Address:
                              Private investor, 2550 Aberdeen Avenue, Los
                              Angeles, California 90027.

Judy C. Webb                  Principal Occupation and Residence Address:
                              Private investor, 19 Leeward Road, Belvedere,
                              California 94920.

William Stinehart, Jr.        Principal Occupation and Business Address:
                              Attorney-at-Law and Partner in the law firm of Gibson, Dunn & Crutcher, LLP, 333 South
                              Grand Avenue, Los Angeles, California 90071.

Warren B. Williamson          Principal Occupation and Business Address:
                              Chairman and Chief Executive Officer, Chandis
                              Securities Company, 350 West Colorado
                              Boulevard, Pasadena, California  91105,
                              administrator of the Chandler Trusts; and, Chairman of the Board of Trustees of the Chandler Trusts.


                        THE TIMES MIRROR FOUNDATION

         The Times Mirror Foundation (the "Foundation") is a private, non-profit, philanthropic foundation. The business address for the Foundation is 220 West First Street, Los Angeles, California 90012. The principal occupations and the business or residence addresses of the directors and officers of the Foundation are shown below.

         Neither the Foundation nor any of its executive officers, directors or controlling persons has during the past five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to a civil proceeding resulting in a judgment, decree or final order enjoining such person from future violations of or prohibiting activities subject to federal or state securities laws or finding any violation of any such law by such person.


DIRECTORS OF THE TIMES MIRROR FOUNDATION

Horst A. Bergmann                  Principal Occupation and Business
                                   Address: Chairman, President and Chief
                                   Executive officer, Jeppesen Sanderson &
                                   Co. and Times Mirror Training, 55
                                   Inverness Drive East, Englewood,
                                   Colorado 90112.

C. Shelby Coffey, III              Principal Occupation and Business
                                   Address: Editor and Executive Vice
                                   president, the LOS ANGELES TIMES, c/o
                                   The Times Mirror Company, 220 West First
                                   Street, Los Angeles, California 90012.

Frank Del Olmo                     Principal occupation and Business
                                   Address:  Assistant to the Editor, the
                                   LOS ANGELES TIMES c/o The Times Mirror
                                   Company, 220 West First Street, Los
                                   Angeles, California  90012.

Mary E. Junck                      Principal Occupation and Business
                                   Address: Publisher and Chief Executive
                                   Officer, The Baltimore Sun Company, 501
                                   North Calvert Street, Baltimore,
                                   Maryland 21278.

David Laventhol                    Principal Occupation and Business
                                   Address: Editor-at-Large, The Times
                                   Mirror Company, 220 West First Street,
                                   Los Angeles, California 90012.

Stephen C. Meier                   Principal Occupation and Business
                                   Address: Vice President, Public and
                                   Government Affairs, The Times Mirror
                                   Company, 220 West First Street, Los
                                   Angeles, California 90012.

Richard T. Schlosberg, III         Principal Occupation and Business
                                   Address: Publisher and Chief Executive
                                   Officer, the LOS ANGELES TIMES;
                                   Executive Vice President, The Times
                                   Mirror Company, 220 West First Street,
                                   Los Angeles, California 90012.

James R. Simpson                   Principal Occupation and Business
                                   Address: Senior Vice President, Human
                                   Resources, The Times Mirror Company, 220
                                   West First Street, Los Angeles,
                                   California 90012.

John Fox Sullivan                  Principal Occupation and Business
                                   Address: Publisher, President and Chief
                                   Executive Officer, THE NATIONAL JOURNAL.

E. Thomas Unterman                 Principal Occupation and Business
                                   Address: Senior Vice President and Chief
                                   Financial Officer, The Times Mirror
                                   Company, 220 West First Street, Los
                                   Angeles, California 90012.

Mark H. Willes                     Principal Occupation and Business
                                   Address: Chairman, President and Chief
                                   Executive Officer, The Times Mirror
                                   Company, 220 West First Street, Los
                                   Angeles, California 90012.

Donald F. Wright                   Principal Occupation and Business
                                   Address: Senior Vice President, The
                                   Times Mirror Company, 220 West First
                                   Street, Los Angeles, California 90012.


OFFICERS OF THE TIMES MIRROR FOUNDATION

UNLESS OTHERWISE INDICATED, THE PRINCIPAL BUSINESS ADDRESS FOR EACH OF THE FOLLOWING INDIVIDUALS IS AS FOLLOWS: C/O THE TIMES MIRROR FOUNDATION, 220 WEST FIRST STREET, LOS ANGELES, CALIFORNIA 90012.

Mark H. Willes                     Chairman of the Board

Richard T. Schlosberg III          Vice Chairman

Stephen C. Meier                   Vice Chairman

Bonnie Guiton Hill                 President and Chief Executive Officer

Lisa Cleri Reale                   Vice President

Steven J. Schoch                   Treasurer and Chief Financial Officer

Kathleen G. McGuinness             Secretary

Paul J. Richardson                 Assistant Secretary